As filed with the Securities and Exchange Commission on  July
21, 1994
                                          Registration No.   33-

                                              SECURITIES AND EXCHANGE COMMISSION
                                                    Washington, D.C. 20549

                                                           FORM S-8
                                                    REGISTRATION STATEMENT
                                                             under
                                                  THE SECURITIES ACT OF 1933

                                                      DANAHER CORPORATION
                             (Exact name of issuer as specified in its charter)

                         Delaware
(State or other jurisdiction of incorporation or organization)


1250 24th Street, N.W., Suite 800
Washington, DC
(Address of Principal Executive Offices)
      59-1995548
                                                             (I.R.S. Employee
                                                               Identification
                                                                      Number)


           20037
                                                                   (Zip Code)

                                  DANAHER CORPORATION 1987 STOCK OPTION PLAN

                                                  (As Amended, May 17, 1994)
                                                       GEORGE M. SHERMAN
                                          President and Chief Executive Officer
                                                      Danaher Corporation
                                               1250 24th Street, N.W., Suite 800
                                                     Washington, DC 20037
                                                         (202)828-0850
 (Name, address and telephone number, including area code, of agent for service)

                                                CALCULATION OF REGISTRATION FEE

Title of Securities
to be registered
Common Stock
(par value
$.01 per share)
Amount to be
registered

500,000
shares
Proposed maximum
offering price
per share


$44.8125
Proposed maximum
aggregate
offering price


$22,406,250
Amount of
registration fee


$7001.95

(1) Pursuant to Rule 457, the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based upon the average of the high and low prices of Registrant's Common Stock on July 19, 1994 as reported in The Wall Street Journal (Eastern Edition) on July 20 1994.

                                                            PART I


                                              INFORMATION REQUIRED IN PROSPECTUS









ITEM 1.              PLAN INFORMATION.*

ITEM 2.              REGISTRANT INFORMATION.*

*          Information required by Part I to be contained in the
           Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                                      DANAHER CORPORATION


                                                    1987 STOCK OPTION PLAN







           The offering made herein relates to 1,800,000 shares of Common Stock of Danaher Corporation (the "Corporation") that are issuable upon the exercise of stock options or upon the exercise of stock appreciation rights related to such options that have been or will be granted by the Corporation, without cash consideration, to certain key employees of the Corporation and its subsidiaries under its 1987 Stock Option Plan (as amended May 17, 1994).







THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.










                              The date of this Prospectus is           , 1994

           No person has been authorized by the Corporation to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations may not be relied upon as having been authorized by the Corporation. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall create an implication that there has been no change in the affairs of the Corporation since the date hereof.

                                                       TABLE OF CONTENTS

General. . . . . . . . . . . . . . . . . . . . . . .
1987 Stock Option Plan . . . . . . . . . . . . . . . .
Securities Subject to the 1987 Plan. . . . . . . . . .
Administration; Eligibility. . . . . . . . . . . . . .
Exercise of Option . . . . . . . . . . . . . . . . . .
Assignment--Termination of Employment--Death of Employee
Stock Appreciation Rights. . . . . . . . . . . . . . .
Restrictions on Officers and Directors . . . . . . . .
Substitute Options and Rights with Respect to Acquired
Companies . . . . . . . . . . . .
Effect of Merger or Acquisition. . . . . . . . . . . .
Amendments . . . . . . . . . . . . . . . . . . . . . .
Federal Income Tax Treatment . . . . . . . . . . . . .
Non-Qualified Stock Options. . . . . . . . . . . . . .
Payment with Stock . . . . . . . . . . . . . . . . . .
Stock Appreciation Rights. . . . . . . . . . . . . . .
Miscellaneous. . . . . . . . . . . . . . . . . . . . .
Outstanding Options. . . . . . . . . . . . . . . . . .
Documents Incorporated by Reference. . . . . . . . . .
Legal Matters. . . . . . . . . . . . . . . . . . . . .
Experts. . . . . . . . . . . . . . . . . . . . . . . .
Additional Information  . . . . . . . . .. . . . . . .
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
ITEM 1.  PLAN INFORMATION.

                                                 GENERAL

       This Prospectus covers shares of Common Stock issuable upon exercise of non-qualified stock options and stock appreciation rights granted under the 1987 Stock Option Plan as amended May
17, 1994 (the "1987 Plan"). The purpose of the 1987 Plan is to act as an incentive to and increase the ownership of Common
Stock by those key employees and officers of the Corporation and its subsidiaries who contribute to the continued growth, development and financial success of the Corporation and its subsidiaries, and to attract and retain such employees and officers and reward them for the Company's continued profitable performance.

       The Company has its principal office at 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037, telephone no. (202)
828-0850.

        The Corporation has been advised by its counsel, Piper &
Marbury, that neither Section 401(a) of the Internal Revenue
Code nor any provision of the Employee Retirement Income
Security Act of 1974 is applicable to the 1987 Plan.


       The following is a summary of certain provisions of the 1987
Plan and does not purport to be complete. Additional information about The 1987 Plan may be obtained from C. Scott
Brannan, Controller of the Corporation, at 1250 24th Street,
N.W. , Washington, D.C. 20037 (Telephone 202-828-0850).
                                                    1987 STOCK OPTION PLAN

       The 1987 Plan was adopted by the Board of Directors on September 21, 1987. It was approved by the stockholders of the Corporation on October 20, 1987 and became effective on that date. The Board of Directors of the Corporation on July 19, 1989 approved an amendment to the 1987 Plan increasing the number of shares available for award from 500,000 to 1,000,000 shares. On September 28, 1989, the stockholders of the Corporation approved the amendment to the 1987 Plan increasing the number of shares available for award upon the exercise of options from 500,000 to 1,000,000 shares. The Board of Directors of the Corporation on March 6, 1992, approved an amendment to the 1987 Plan increasing the number of shares available for award from 1,000,000 to 1,300,000 shares. On May 19, 1992, the stockholders of the Corporation approved the amendment to the 1987 Plan increasing the number of shares available for award upon the exercise of options from 1,000,000 to 1,300,000 shares. The Board of Directors of the Corporation on December 7, 1993, approved an amendment to the 1987 Plan increasing the number of shares available for award from 1,300,000 to 1,800,000 shares. On May 17, 1994, the stockholders of the Corporation approved the amendment to the 1987 Plan increasing the number of shares available for award from 1,300,000 to 1,800,000 shares. Unless sooner modified or discontinued, the 1987 Plan permits the award of stock options or stock appreciation rights until October 20, 1997, but the terms of stock options or stock appreciation rights may extend beyond that date. The 1987 Plan provides for the granting of non-qualified stock options to purchase Common Stock. It also provides for stock appreciation rights to be granted to participants who have been granted stock options under the 1987 Plan.


Securities Subject to the 1987 Plan

       The 1987 Plan provides for the grant of options to purchase up to 1,800,000 shares of Common Stock. The Common Stock to be issued under the Plan will be issued directly by the Corporation. No fees, commissions, or other charges will be assessed against option holders, or affect the number of shares of Common Stock awarded to an option holder pursuant to the exercise of an Option, or affect the amount paid to an option holder under any stock appreciation right granted under the Plan.

       In the event of any change in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, the 1987 Plan provides that appropriate adjustments shall be made with respect to outstanding stock options and stock appreciation rights and the aggregate number of shares of Common Stock on which stock options and stock appreciation rights may be granted to participants pursuant to the 1987 Plan. In the event that any outstanding stock option or stock appreciation right lapses or the rights of the participant to whom it was granted terminate, any shares of Common Stock subject to such stock option or stock appreciation right shall again be available for grant under the 1987 Plan.


Administration; Eligibility

       The 1987 Plan is administered by a committee designated by the Board of Directors (the "Committee") consisting of not less than two members of the Board of Directors who are not eligible to receive stock options or stock appreciation rights under the 1987 Plan or any other discretionary stock grant plan maintained by the Corporation. All questions of interpretation and application of the 1987 Plan or the terms and conditions pursuant to which stock options and stock appreciation rights are granted, exercised or forfeited under the 1987 Plan shall be subject to determination by the Committee. The members of the Committee are members of the Board of Directors who are appointed to the Committee by the Board and who serve on the Committee at the pleasure of the Board. For further information concerning the Committee, participants may contact
C. Scott Brannan at the address or telephone number above.

       Key employees of the Corporation and its subsidiaries (including officers or employees who are members of the Board of Directors, but excluding directors who are not officers or employees of the Corporation or a subsidiary) who in the opinion of the Committee or the Board of Directors contribute to the continued growth, development and financial success of the Corporation or its subsidiaries are eligible to receive stock options and stock appreciation rights under the 1987 Plan. In determining the number of stock options and stock appreciation rights to be granted to a participant, the Board of Directors or the Committee may take into account a participant's responsibility level, performance, potential, cash compensation level and the fair market value of the Common Stock as well as other considerations that are deemed appropriate. The 1987 Plan provides that no eligible employee may receive an award or awards for, in the aggregate more than 500,000 shares of Common Stock.

Exercise of Options

       The option price per share for non-qualified stock options granted under the 1987 Plan is determined by the Board of Directors or the Committee and may not be less than 85% of the fair market value of a share of Common Stock on the date of granting the stock options. For purposes of the Plan, "fair market value" is the average of the bid and asked prices for Common Stock on the date of grant, as reported by a recognized quotation service, or if there are no quotations on the grant date, on the date nearest preceding on which quotations are reported. In the absence of such quotations, or if the Common Stock is not publicly traded, "fair market value" is determined by the Board of Directors or the Committee. Modification of the price at which options may be exercised is provided for as set forth above under the caption "Securities Subject to the 1987 Plan."

       Upon exercise, the option price is to be paid in full in cash or, in the discretion of the Board of Directors or the Committee, in Common Stock owned by the optionee having a fair market value on date of exercise equal to the option price or in any combination of cash and Common Stock.

       Each non-qualified stock option and related stock appreciation right granted under the 1987 Plan shall expire not more than 10 years from the date the stock option is granted. The Board of Directors or the Committee may in its discretion provide that a stock option or stock appreciation right may not be exercised in whole or in part for any period or periods of time specified by the Board of Directors or the Committee. If not immediately exercisable in full, the Board of Directors or the Committee may accelerate the time at which a stock option or stock appreciation right may be exercised.

Assignment--Termination of Employment--Death of Employee

       A stock option or related stock appreciation right and any benefits associated therewith may not be sold, pledged, assigned or transferred by a participant or by any person entitled to such benefits except by will or under the laws of descent and distribution, and may not be subject to attachment or other legal process of any nature. There is no provision in the 1987 Plan under which any person has or may create a lien on any funds, securities or other property held under the 1987 Plan.


       If the employment of an optionee terminates at the optionee's request or for gross misconduct at the Corporation's request and in the Corporation's sole discretion, the optionee's stock options and stock appreciation rights shall be immediately forfeited. If the employment of an optionee terminates other than at the optionee's request or for gross misconduct, the optionee's stock options and stock appreciation rights shall be exercisable to the extent they were exercisable on such date for a period of 30 days from the date of termination. If the employment of an optionee terminates by reason of retirement at the normal retirement date under a retirement or pension plan of the Corporation or a subsidiary of the Corporation or if the optionee elects early retirement at the Corporation's request prior to such normal retirement date, the optionee's stock option and stock appreciation rights may be exercised within 12 months of the optionee's normal retirement date. If the employment of an optionee terminates at the optionee's request prior the normal retirement date, the optionee's stock option and stock appreciation rights shall be forfeited on the early retirement date unless the Board of Directors or Committee provides otherwise. If an optionee dies while in the employment of the Corporation or within the period after retirement during which the optionee could have exercised his stock option and stock appreciation rights, the optionee's estate, personal representative or beneficiary may exercise such stock option and stock appreciation rights within 12 months from the date of death to the extent they were exercisable immediately prior to the optionee's death.

Stock Appreciation Rights

       In the discretion of the Board of Directors or the Committee, any or all option holders may be given the right, at any time during the option period, to surrender all or part of their stock options and to receive directly from the Corporation a payment equal to the appreciation that would have been realized on the shares of Common Stock had the related stock options been exercised and the acquired shares of Common Stock been sold for their fair market value.

       The amounts payable by the Corporation upon exercise of a stock appreciation right may be paid in cash, in Common Stock or in any combination of cash and Common Stock as the Board of Directors or the Committee in its sole discretion shall determine. In no event, however, shall the total number of shares which may be received pursuant to a stock appreciation right exceed the total number of shares subject to the related stock option. The stock option to which a stock appreciation right is related shall be used not more than once to calculate the amount to be received pursuant to an exercise of such right. The Board of Directors or the Committee may, in its sole discretion, prohibit the exercise of stock appreciation rights for such period or periods as it deems to be in the best interest of the Corporation.

Restriction on  Resales

       In addition to the terms of the 1987 Plan and tax aspects of participating in the 1987 Plan which may restrict or influence the timing of transactions, there are certain restrictions on resale of Common Stock imposed under federal securities laws. Individuals who at the time may sell Common Stock acquired under the 1987 Plan are deemed to be affiliates of the Corporation may do so only pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended ( the "1933 Act"), unless there exists an effective registration statement under the 1933 Act covering resale of such Common Stock or unless another exemption from registration from such resale is available. Rule 144 imposes certain limitations on the amount of shares that may be sold and the manner in which the shares are sold, although the two-year holding period imposed by Rule
144 with respect to "restricted securities" does not apply to any sale of Common Stock acquired pursuant to the Plan.
Employees participating in the 1987 Plan who are not affiliates are not subject to the restrictions of Rule 144. Moreover, participants in the 1987 Plan who are officers or directors subject to Section 16(b) of the 1934 Act must recognize that any purchase and sale (or deemed purchase and sale) at a profit within six months may present a risk of liability under Section 16(b). In order to ensure compliance with these rules, an officer or director subject to Section 16(b) should consult with counsel prior to effecting any transactions involving the purchase or sale (or the deemed purchase or sale) of Common
Stock.


Substitute Options and Rights with Respect to Acquired
Companies

       Stock options and stock appreciation rights may be granted under the 1987 Plan from time to time in substitution for stock options and stock appreciation rights held by employees of corporations who become or are about to become key employees of the Corporation or a subsidiary of the Corporation as a result of a merger or consolidation, or acquisition of assets or of stock. The terms and conditions of the substitute stock option or stock appreciation rights so granted may vary from the terms and conditions set forth in the 1987 Plan to such extent as the Board of Directors at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options and stock appreciation rights in substitution for which they are granted, subject to shareholder approval, when applicable.


Effect of Merger or Acquisition

       If the Corporation is the surviving or resulting corporation in any merger, sale of assets or stock, consolidation or corporate reorganization, any stock options or stock appreciation rights granted under the 1987 Plan shall survive, and the Board of Directors shall make such determinations and adjustments as it deems necessary so as to substantially preserve the rights and benefits of participants under the 1987 Plan. If the Corporation is not the surviving or resulting corporation in any such transaction, the successor corporation may, but shall not be required to, issue substitute stock options and stock appreciation rights so as to substantially preserve the rights and benefits of participants under the 1987 Plan.

Amendments

       The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the 1987 Plan, except no such action may be taken without stockholder approval which materially increases the benefits to participants under the 1987 Plan, materially increases the number of shares to be issued under the 1987 Plan, materially extends the period for granting stock options and stock appreciation rights, or materially modifies the requirements as to eligibility. In addition, no such action may be taken, without the consent of a participant to whom a stock option or stock appreciation right shall have been granted, which adversely affects the rights of such participant under the 1987 Plan, except as may be required by statute, or rules and regulations promulgated thereunder, or as permitted under the 1987 Plan.


                                                 FEDERAL INCOME TAX TREATMENT

       The following is a summary of the advice of the Corporation's counsel, Messrs. Piper & Marbury, regarding the Federal income tax treatment of non-qualified stock options and stock appreciation rights that may be granted under the 1987 Plan based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

Non-Qualified Stock Options

       The grant of non-qualified stock options and stock appreciation rights will not result in tax consequences to the Corporation or the Plan participants. An option holder who exercises a non-qualified stock option under the 1987 Plan will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Corporation will withhold Federal and State income and employment taxes due on this compensation from amounts otherwise payable to the option holder. The option holder's basis in such shares will be their fair market value on the date of exercise, and when he disposes of the shares he will generally recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

       Payment with Stock. Except as noted below, the exercise of an option by the exchange of shares of Common Stock already owned by the optionee will not result in any taxable gain or loss on the unrealized appreciation of the shares so used. The Internal Revenue Service has ruled that, if the option exercised is a non-qualified option (i) a number of shares of the stock received equal to the number of shares surrendered will have the same basis as the shares surrendered, and (ii) the remaining shares received will have a basis equal to their fair market value on the date of exercise. For purposes of determining whether shares have been held for the long-term capital gain holding period, the holding period of shares received will generally include the holding period of the shares surrendered only if the shares received have the same basis, in whole or in part, in the optionee's hands as the shares surrendered.

       Stock Appreciation Rights. A Plan participant who exercises a stock appreciation right will realize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received on the date of exercise.
The Corporation will withhold Federal and state income and employment taxes due on this compensation from amounts otherwise payable to the option holder.

       If a Plan participant allows a stock appreciation right to expire, otherwise than as a result of exercising the related option, the Internal Revenue Service may contend that the Plan participant has taxable income in the year of expiration equal to the amount of cash or the fair value of stock which he would have received if he had exercised his stock appreciation right immediately before it expired.


       Miscellaneous. Whenever shares of Common Stock are to be delivered upon exercise of a non-qualified stock option or stock appreciation right, the Corporation shall be entitled to require as a condition of delivery the option holder remit an amount sufficient to satisfy all Federal, state and other governmental withholding tax requirements related thereto.

       The foregoing is only a brief summary of the Federal income tax treatment of non-qualified stock options and stock appreciation rights under the 1987 Plan and does not purport to be complete. Therefore, participants under the 1987 Plan are advised to consult their own tax advisers for consideration of the tax consequences of their particular situations.

ITEM 2.  REGISTRANT INFORMATION.

       The Corporation hereby incorporates by reference into this Prospectus the following documents which have been filed with the Securities and Exchange Commission.

       (a) The Corporation's latest Annual Report filed pursuant to Section 13 or 15(d) of the 1934 Act.

       (b) All other reports filed pursuant to Section 13 or 15(d) of the 1934 Act since the end of the fiscal year covered by the Annual Report referred to in paragraph (a) above.

       (c) The description of Common Stock of the Corporation contained in the Registration Statement on Form 8-B filed with Securities & Exchange Commission on November 3, 1986.

       All documents subsequently filed by the Corporation pursuant to Sections 13, 14 and 15(d) of the 1934 Act subsequent to the date of this prospectus and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

       The Corporation will provide without charge to each person to whom this Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other an exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests should be directed to: C. Scott Brannan, Controller, Danaher Corporation, 1250 24th Street, N.W., Suite 800, Washington, DC 20037 (Telephone 202-828-0850).

                                                            PART II

                                        INFORMATION NOT REQUIRED BY PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents have been filed by Danaher
Corporation (the "Corporation") with the Securities and
Exchange Commission and are incorporated herein by reference:

       (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

       (b)       All other reports filed by the Corporation pursuant to
                 Section 13 or 15(d) of the Securities Exchange Act of 1934 since December 31, 1993, including the Corporation's Quarterly Report on Form 10-Q for the quarters ended March 31, 1994; and June 30, 1994

       (c) The description of the Corporation's Common Stock contained in the Registration Statement.

       In addition, all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
       Directors and officers of the Corporation are indemnified under Section 145 of the Delaware General Corporation Law, under Article Ten of the Corporation's Certificate of Incorporation and Article Eight of the Corporation's By-Laws. The Corporation's Certificate of Incorporation and By-Laws provide that the Corporation will indemnify its officers and directors to the fullest extent permitted by Delaware law. Delaware law permits indemnification of directors and officers against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of the Corporation, provided that each such person acted in good faith and in a manner that he reasonably believed was in the Corporation's best interests. Indemnification by the Corporation is available in a criminal action only if a director or officer had no reasonable cause to believe that his conduct was unlawful. The director or officer cannot be indemnified in the case of an action by or in the right of the Corporation (including shareholder derivative suits) unless the director or officer successfully defends the action or indemnification (limited to expenses) is ordered by a court.

       Indemnification will be made by the Corporation only upon the determination that indemnification of the director or officer is proper in the circumstances because such individual has met the applicable standard of conduct set forth under Delaware law. Such determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (2), if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.

       As permitted by Delaware law, Article Ten of the Corporation's Certificate of Incorporation eliminates a director's liability to the Corporation or its stockholders for monetary damages for breaches of the director's fiduciary duty, provided that the director shall be liable to the extent provided by law for breaches of the duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or unlawful stock repurchases or redemptions, or for transactions in which the director received an improper personal benefit.

       Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, being registered, the Corporation will, unless in the opinion precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.







































ITEM 8.  EXHIBITS.

Exhibit
Number



5

24A

24B

Description



Opinion of Piper & Marbury

Consent of Piper & Marbury (Contained in
Exhibit 5)

Consent of Arthur Andersen & Co.

Power of Attorney
Sequential
Page No.



ITEM 9.  UNDERTAKINGS.

A.  Rule 415 Offering.

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration
Statement; Provided, however, that paragraphs (1)(i) and
(1)(ii) do not apply if the registration statement is on Form
S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Incorporation of Subsequent Exchange Act Documents.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C.  Securities and Exchange Commission Position on
Indemnification.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










                                                          SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 21st day of July, 1994.
                                                          DANAHER CORPORATION


                                                 By /s/  George M. Sherman
                                                 George M. Sherman, President
                                                 and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/  George M. Sherman
George M. Sherman, President
and Chief Executive Officer

/s/ Patrick W. Allender
Patrick W. Allender, Senior
Vice President and Chief
Financial Officer

Chief Accounting Officer and
Controller:

/s/  C. Scott Brannan
C. Scott Brannan, Controller
July 21, 1994





July 21, 1994






July 21, 1994
A Majority of the Board of Directors:

Mortimer M. Caplin, Donald J. Ehrlich, George A. Kellner,
Walter G. Lohr, Jr., Mitchell P. Rales, Steven M. Rales, George
M. Sherman, A. Emmet Stephenson, Jr.


By: /s/  George M. Sherman                                      July 21, 1994
       George M. Sherman
       For Himself and As Attorney-in-Fact
DANAHER CORPORATION
1987 STOCK OPTION PLAN
(as amended, May 17, 1994)


SECTION ONE.               PURPOSE OF PLAN


             The purpose of the Danaher Corporation 1987 Stock Option Plan is to increase the ownership of Danaher Corporation Stock by those key employees who contribute to the continued growth, development and financial success of the Company and its Subsidiaries, and to attract and retain such employees and reward them for the Company's continued profitable performance.
This Plan shall consist of grants of Non-Qualified Stock
Options and Stock Appreciation Rights. This Plan is intended to be in addition to the Company's existing employee benefit plans and shall not affect any rights, responsibilities or benefits granted under such plans.

SECTION TWO.               DEFINITIONS

             A. "Award" means, individually or collectively, Non-Qualified Stock Options or Stock Appreciation Rights.

             B. "Board" means the Board of Directors of the Company.

             C. "Code" means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

             D. "Committee" means the Committee of the Board referred to in Section Four, elected and designated from time to time by the Board to administer the Plan.

             E. "Company" means Danaher Corporation or any successors as described in Section Twelve.

             F. "Date of Disability" means the date on which a Participant is classified as Disabled.

             G. "Date of Grant" means the date on which the granting of an Award is authorized by the Board or the Committee or such later date as may be specified by the Board or the Committee in such authorization.

             H.            "Disability" or "Disabled" means the
classification of a Participant as "disabled" pursuant to any long term disability plan of the Company or a Subsidiary, or any amendment or successor provision to such plan.

             I. "Early Retirement" means the retirement of an employee under a retirement or pension plan of the Company or a Subsidiary prior to the Normal Retirement Date.

             J. "Eligible Employee" means any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section Six.

             K. If the Stock is listed on a national securities exchange, "Fair Market Value" shall be determined on the basis of the closing price of the Stock as of the Date of Grant on the New York Stock Exchange or such other national securities exchange as the Stock is then being traded, or if the Stock is not traded on such date, as of the date nearest preceding the Date of Grant. If the Stock is not traded on a national securities exchange, "Fair Market Value" shall be determined on the basis of the average of the bid and asked prices for such Stock on the Date of Grant, as reported by a recognized quotation service, or if there are no quotations on the Date of Grant, on the date nearest preceding on which quotations are reported. In the absence of such quotations or if the Common Stock is not publicly traded, "Fair
Market Value"" shall be determined by the Board of Directors or the Committee.

             L. "Fiscal Quarter Date" means March 31, June 30, September 30, or December 31 of any year, or such other dates as the Company may, from time to time, elect as the end dates of fiscal quarters of the Company.

             M. "Insider" means an officer or director of the Company within the meaning of Section 16 of the Securities
Exchange Act of 1934.

             N. "Non-Qualified Stock Option" means an Option which is not qualified under Section 422 of the Code granted under Section Seven.

             O. "Normal Retirement Date" is the normal retirement date as described in the Company's or a Subsidiary's retirement or pension plan.

             P. "Participant" means an Eligible Employee who has been granted an Award under this Plan.

             Q.            "Plan" means this  Danaher Corporation 1987 Stock
Option Plan.

             R. "Retirement" means retirement under a retirement or pension plan of the Company or a Subsidiary on or after the Normal Retirement Date.

             S. "Stock" means the Common Stock of the Company including authorized but unissued shares and shares held in the treasury of the Company.

             T. "Stock Option Agreement" means an agreement with respect to Non-Qualified Stock Options and Stock Appreciation
Rights as described in Section Nine.

             U. "Stock Appreciation Right" means an Award granted under Section Eight.

             V. "Subsidiary" means any corporation of which 20% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

             W. "Termination" means resignation or discharge from employment with the Company or any of its Subsidiaries except in the event of death, Disability, Retirement, or Early
Retirement.


SECTION THREE.            EFFECTIVE DATE, DURATION, AND
                           STOCKHOLDER APPROVAL.

             A. Effective Date and Stockholder Approval. This Plan shall be effective as of October 20, 1987.

             B. Period for Grants of Awards. Awards may be made as provided herein for a period of 10 years after October 20, 1987.


             C. Termination. This Plan may be terminated as provided in Section Thirteen, but shall continue in effect until all matters relating to the payment of Awards and administration of this Plan have been settled.


SECTION FOUR.                         ADMINISTRATION

             This Plan shall be administered by a Committee designated by the Board consisting of not less than two members of the Board, none of whom, during the one year prior the membership on the committee, or during such membership, have been or are granted or awarded Awards under this Plan or pursuant to any other plan of the Company or Subsidiary participation in which would cause such person not to be a "disinterested person" within the meaning of the Securities Exchange Act of 1934, as amended. Except as otherwise provided by the Board or hereunder, such Committee shall have all powers respecting this Plan, including the sole power over the selection of officers for participation and decisions concerning the pricing, timing and amount of Awards granted hereunder. All questions of interpretation and application of this Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of the Board or the Committee, as the case may be. Such determination shall be final and binding upon all parties affected thereby.


SECTION FIVE.                      GRANT OF AWARDS AND LIMITATION OF NUMBER OF
SHARES
                 OF STOCK AWARDED.

             The Board or the Committee may, from time to time, grant Awards of Stock to one or more Eligible Employees; provided that, (i) subject to any adjustment pursuant to Section Eleven or Twelve, the aggregate number of shares of Stock subject to Awards under this Plan may not exceed 1,800,000 shares; (ii) to the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, any shares of the Stock subject to such Award shall again be available for the grant of an Award hereunder; (iii) shares ceasing to be subject to an Award because of the exercise of a Non-Qualified Stock
Option and Stock Appreciation Right shall no longer be available for the grant of an Award hereunder; and (iv) no Eligible Employee shall receive an Award or Awards under this Plan for, in the aggregate, more than 500,000 shares. In determining the size of Awards, the Board or the Committee may take into account a Participant's responsibility level, performance, potential, cash compensation level, the Fair
Market Value of the Stock at the time of Awards and such other considerations as it deems appropriate.


SECTION SIX.                          ELIGIBILITY.

             Key employees of the Company and its Subsidiaries (including officers or employees who are members of the Board, but excluding directors who are not officers or employees) who, in the opinion of the Board or the Committee, contribute to the continued growth, development and financial success of the Company or its Subsidiaries shall be eligible to be granted Awards under this Plan. Subject to the provisions of this Plan, the Board or the Committee shall from time to time select from the Eligible Employees those to whom Awards shall be granted and determine the size of the Awards. No officer or other employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan.


SECTION SEVEN.                        NON-QUALIFIED STOCK OPTIONS.

             A. Grants of Non-Qualified Stock Options. An Award pursuant to this Section Seven shall be granted to a Participant in the form of Non-Qualified Stock Options to purchase Stock.

             B. Limitations on Non-Qualified Stock Options. The Committee may choose to grant a Participant Non-Qualified Stock
Options subject to guidelines adopted by the Board or the Committee with respect to the timing and size of such Non-
Qualified Stock Options.  In addition, the Board or the
Committee may in its discretion provide that an Option may not be exercised in whole or in part for any period or periods specified by the Board or the Committee. The right of a Participant to exercise a Non-Qualified Stock Option shall be cancelled if and to the extent that shares covered by such Non-
Qualified Stock Option are used to calculate amounts received upon exercise of a related Stock Appreciation Right. In the discretion of the Committee, the Company may agree to repurchase Non-Qualified Stock Options for cash; provided, however, that no Non-Qualified Stock Options shall be repurchased by the Company from an Insider for cash within six months of the date of any grant of an Award to the Insider hereunder.

SECTION EIGHT.                        STOCK APPRECIATION RIGHTS

             A. Grants of Stock Appreciation Rights. An Award pursuant to this Section Eight may only be granted to a Participant who has been granted a Non-Qualified Stock Option pursuant to Section Seven. Each such Stock Appreciation Right shall relate to a specific Option granted and may be granted concurrently with the Non-Qualified Stock Option to which it related or at any time prior to the exercise, termination or expiration of such Non-Qualified Stock Option.

             For the purposes of this Plan, the term "Stock Appreciation Right" means the right to receive from the Company, upon surrender of the Non-Qualified Stock Option or a portion thereof without payment to the Company, an amount equal to the Fair Market Value on the exercise date of the total number of Shares for which the Stock Appreciation Right is exercised, less the exercise price which the Participant would have otherwise been required to pay upon purchase of the relevant shares.

             A Stock Appreciation Right shall be payable by the Company upon exercise of such right in cash or Stock, or in any combination thereof, as the Board or the Committee in its sole discretion may determine.

             B. Limitations on Stock Appreciation Rights. In no event shall the total number of shares of Stock which may be paid to the Participant pursuant to the exercise of a Stock
Appreciation Right exceed the total number of shares subject to the related Non-Qualified Stock Option. the Board or the Committee may fix, with respect to Stock Appreciation Rights granted under this Plan, such waiting periods, exercise dates or other limitations as it shall deem appropriate, except that a Stock Appreciation Right shall only be exercisable during such time as the related Non-Qualified Stock Option could be exercised. In addition, the Board or the Committee may impose a total prohibition on the exercise of Stock Appreciation
Rights for such period or periods as it, in its sole discretion, deems to be in the best interest of the Company.

SECTION NINE.                         TERMS AND CONDITIONS OF STOCK OPTION
                 AGREEMENTS.

             Non-Qualified Stock Options and Stock Appreciation Rights shall be evidenced by Stock Option Agreements in such form as the Board of the Committee shall, from time to time, approve.
Stock Appreciation Rights shall be evidenced by an agreement incorporated in or amending the Stock Option Agreement to which such rights relate. Such agreements shall comply with and be subject to the following terms and conditions:

             A. Medium of Payment. Upon exercise of the Non-Qualified Stock Option, the Option price shall be payable either (i) in United States dollars in cash or by certified check, bank draft or money order payable to the order of the Company, or (ii) in the discretion of the Board or the Committee, through the delivery of shares of Stock with a Fair
Market Value equal to the total option price, or (iii) by a combination of the methods described in (i) and (ii); provided, however, that in the case of an Option price which is paid by an Insider in whole or in part by the delivery of shares of Stock, the Stock acquired in the exercise shall not be disposed of by the Insider for a six-month period commencing on the date on which the Insider acquired the Stock tendered in connection with such exercise.

             B. Number of Shares. The Stock Option Agreement shall state the total number of shares to which it pertains.

             C. Option Price. The option price shall be not less than 85% of the Fair Market Value of the shares of Stock on the date of the granting of the Option.

             D. Term of Non-Qualified Stock Options and Stock Appreciation Rights. Each Non-Qualified Stock Option and related Stock Appreciation Right granted under this Plan shall expire not more than 10 years from the date the Option is granted.

             E. Date of Exercise. Except for such limitations as may be provided by the Board or the Committee in its discretion pursuant to Sections Seven and Eight, any Option or Stock
Appreciation Right may be exercised in whole at any time or in part from time to time during its term; provided, however, that the exercise of a Stock Appreciation Right by an Insider hereunder for cash shall be permitted only pursuant to an election made during the period beginning on the third business day following the date of release for publication by the Company of quarterly and annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date.

             F. Forfeiture or Exercise of Non-Qualified Stock Option and Stock Appreciation Right. In the event a
Participant ceases employment with the Company prior to exercise of the Participant's Non-Qualified Stock Option and Stock Appreciation Right, such Non-Qualified Stock Option and
Stock Appreciation Right shall be forfeited and terminate or be exercised as follows:

             (i) Termination. If Termination is at the Participant's request or for gross misconduct at the Company's request and in the Company's sole discretion, the Participant's Non-Qualified Stock Option and Stock Appreciation Right shall be forfeited immediately. If Termination is for reasons other than at the Participant's request or for gross misconduct at the Company's request and in the Company's sole discretion, the Participant's Non-Qualified Stock Option and Stock Appreciation Right may thereafter be exercised for a period of 30 days from the date of Termination to the extent to which they were exercisable on the date of Termination.

             (ii) Retirement. In the event of Retirement, the Participant shall have the right, subject to the provisions of Sections Nine and Fourteen, to exercise his Non-Qualified Stock
Option and Stock Appreciation Right within 12 months of the Participant's Normal Retirement Date, or, if later, the date of his or her retirement.

             (iii) Early Retirement. If Early Retirement is at the Participant's request, the Non-Qualified Stock Option and Stock
Appreciation Right shall be forfeited on the Early Retirement
Date unless the Committee in its discretion decides that the Non-Qualified Stock Option and Stock Appreciation Right shall be exercisable as if the Participant had maintained active employment until the Normal Retirement Date. If Early
Retirement is at the Company's request, the Non-Qualified Stock
Option and Stock Appreciation Right shall be exercisable as if the Participant had maintained active employment until the Normal Retirement Date.

             (iv) Disability. Upon a Participant's Disability, the Participant's Non-Qualified Stock Option and Stock Appreciation
Right shall be exercisable as if the Participant had maintained active employment until the Normal Retirement Date.

             (v) Death. If the Participant shall die while in the employment of the Company or within the period of time after Retirement during which the Participant would have been entitled to exercise his Non-Qualified Stock Option and Stock
Appreciation Right, the Participant's estate, personal representative or beneficiary, whichever succeeds to the Participant's rights under the Plan, shall have the right to exercise such Non-Qualified Stock Option and Stock Appreciation
Right within 12 months from the date of the Participant's death to the extent they were exercisable immediately prior to the Participant's death.

       G. Agreement as to Sale of Securities. If, at the time of the exercise of any Non-Qualified Stock Option or Stock
Appreciation Right for shares of Stock, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant exercising the Non-Qualified Stock Option or Stock Appreciation Right shall agree to purchase the shares that are subject to the Non-
Qualified Stock Option or Stock Appreciation Right for investment only and not with any present intention to resell the same and that the Participant will dispose of such shares only in compliance with such laws and regulations, the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

       H. Other Provisions. Stock Option Agreements authorized under this Plan may contain such other provisions not inconsistent herewith as the Board or the Committee shall deem advisable, including a provision to reacquire Options for cash.


SECTION TEN.     GRANTS IN SUBSTITUTION FOR NON-QUALIFIED STOCK
                 OPTIONS AND STOCK APPRECIATION RIGHTS
                 GRANTED BY OTHER CORPORATIONS.

             Awards may be granted under this Plan from time to time in substitution for similar awards held by employees of corporations who become or are about to become key employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of 20% or more of the stock of the employing corporation causing it to become a Subsidiary.
Subject to the procurement of the approval of the stockholders of the Company as may be required for the Plan to satisfy the requirements under Rule 16b-3 under the Securities Exchange of 1934, terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent that the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Non-Qualified Stock Options and Stock Appreciation
Rights in substitution for which they are granted.


SECTION ELEVEN.                       CHANGES IN CAPITAL STRUCTURE

             In the event of any change in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, then appropriate adjustments shall be made by the Board or the Committee with respect to outstanding Awards and pursuant to this Plan. Additions to Awards issued as a result of any such change shall bear the same restrictions and carry the same terms as the Award to which they relate.

             In the event of a change in the Company's Stock which is limited to a change in the designation thereof to "Capital
Stock" or other similar designation, or in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Stock within the meaning of this Plan.

SECTION TWELVE.                       COMPANY SUCCESSORS.

             In the event the Company shall be the surviving or resulting corporation in any merger, sale of assets or stock, consolidation, or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation), any Award granted hereunder shall pertain to and apply to the securities to which a holder of Stock would have been entitled. The Board shall make such appropriate determinations and adjustment as it deems necessary so as to substantially preserve the rights and benefits, both as to number of shares and otherwise, of Participants under this Plan.

             In the event the Company shall not be the surviving or resulting corporation in any merger, sale of assets or stock, consolidation, or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation), the successor corporation may, but shall not be required to, issue substitute awards so as to substantially preserve the rights and benefits of Participants under this Plan.


SECTION THIRTEEN.  AMENDMENT OF PLAN.

             The Board may at any time and from time to time alter, amend, suspend or terminate this Plan in whole or in part, except (i) no such action may be taken without stockholder approval which materially increases the benefits accruing to Participants hereunder, materially increases the number of securities which may be issued pursuant to this Plan (except as provided in Section Eleven), extends the period for granting
Awards hereunder or materially modifies the requirements as to eligibility for Participation hereunder, and (ii) no such action may be taken without the consent of the Participant to whom any Award shall have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of this Plan is required by statute, or rules and regulations promulgated thereunder, or as otherwise permitted hereunder.


SECTION FOURTEEN.                     MISCELLANEOUS PROVISIONS

             A. Non-Transferability. No benefit provided hereunder shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature. Any attempted alienation, assignment or attachment shall be void and of no effect whatsoever. Payment shall be made only into the hands of the Participant entitled to receive the same or into the hands of the Participant's authorized legal representative. Deposit of any sum in any financial institution to the credit of any Participant (or a person entitled to such sum pursuant to the terms of this Plan) shall constitute payment into the hands of that Participant (or such person).

             B. No Employment Right. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer or employee of the Company or any of its Subsidiaries.

             C. Tax Withholding. Either the Company or a Subsidiary, as appropriate, shall have the right to deduct from the Awards paid any Federal, state, local,, or employment taxes which it deems are required by law to be withheld with respect to such payments. In the case of Awards paid in Stock, the Participant receiving such Stock may be required to pay to the Company or a Subsidiary an amount required to be withheld with respect to such Stock. At the request of a Participant, or as required by law, such sums required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

             D. Acceleration. Except as otherwise provided hereunder, the Board or the Committee may in its discretion accelerate the time at which a Non-Qualified Stock Option or Stock Appreciation Right granted hereunder may be exercised;
provided, however, that in the event of any such acceleration with respect to Non-Qualified Stock Options or Stock
Appreciation Right held by an insider, at least six months shall elapse from the date of such acceleration and (i) in the case of a Non-Qualified Stock Option, to the later of the date of exercise of the Non-Qualified Stock Option or the disposition of the Stock acquired by exercising the Non-
Qualified Stock Option, (ii) in the case of a Stock
Appreciation Right, the date of exercise of the Stock
Appreciation Right.

             E. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half.
No cash settlements shall be made with respect to fractional shares eliminated by rounding.

             F. Government and Other Regulations. The obligation of the Company to make Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required.
If Stock awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

             G. Indemnification. Each person who is or at any time serves as a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from
(i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to this Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the charter or by-laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

             H. Reliance on Reports. Each member of the Board or the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries, and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

             I. Governing Law. All matters relating to this Plan or to Awards granted hereunder shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

             J. Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any other pension, retirement, profit sharing or group insurance plan of the Company or any Subsidiary.


             K. Expenses. The expenses of implementing and administering this Plan shall be borne by the Company and its Subsidiaries.

             L. Titles and Headings. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles, or headings, shall control.